UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – May 5, 2008

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road, Stamford, CT	06905
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code –	203-975-3700

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms "MTM" and the "Company" refer to MTM Technologies, Inc.; "Pequot Fund" refers to Pequot Private Equity Fund III, LLP; "Pequot Partners" refers to Pequot Offshore Private Equity Partners III, L.P.; and "Pequot" refers to Pequot Fund and Pequot Partners, collectively; "Constellation Venture" refers to Constellation Venture Capital II, L.P., "Constellation Offshore" refers to Constellation Venture Capital Offshore II, L.P., "BSC" refers to The BSC Employee Fund VI, L.P., "CVC" refers to CVC Partners II, LLC, and "Constellation" refers to Constellation Venture, Constellation Offshore, BSC and CVC, collectively
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 Item 8.01    Other Events.

On May 5, 2008, MTM issued a press release announcing that it plans to effect a reverse stock split of its common stock at a split ratio of 1-for-15.

The reverse stock split as well as the following matters (i) authorizing the Company to issue in lieu of cash dividends on the Company’s Series A Preferred Stock, payment of the dividends due on November 21, 2008 in shares of Series A Preferred Stock, (ii) increasing the authorized number of shares of Series A-4 Preferred Stock from 9,000,000 to 9,150,000, (iii) designating the Series A-9 Preferred Stock, and (iv) authorizing the majority stockholders to vote on the conversion of the Series A-6 Preferred Stock, the Series A-7 Preferred Stock, and the Series A-8 Preferred Stock into shares of Common Stock at a conversion price that is lower than the fair market price of such securities on the date such securities were issued, were approved by our Independent Committee of the Board of Directors on April 25, 2008 and by our Board of Directors on April 28, 2008.

On May 1, 2008, Pequot and Constellation the holders of a majority of the Company’s voting stock delivered to the Company an executed written stockholders' consent approving the reverse stock split and the above mentioned additional matters. Pequot and Constellation collectively own approximately 70% of the Company’s voting securities and 100% of the Company’s Series A Preferred. As a result of Pequot and Constellation’s approval, no further stockholder approval or action is necessary.

 The reverse stock split is being implemented in an effort to avoid being delisted from the NASDAQ due to the anticipated failure to comply with the minimum bid price for the Company’s common stock as previously disclosed by the Company.  The reverse stock split will affect all of the Company’s common stockholders uniformly and will not affect any common stockholder’s percentage ownership interests in the Company or proportionate voting power, other than as a result of the elimination of fractional shares.

The Company has filed with the SEC a preliminary information statement on Schedule 14C which includes additional information about the reverse stock split. MTM’s Board of Directors set April 28, 2008 as the record date for stockholders of record entitled to receive the information statement on Schedule 14C. It is expected that the reverse stock split will be consummated in June of 2008.  MTM reserves the right, in its discretion, to abandon the reverse stock split at any time prior to filing the applicable charter amendment with the New York Secretary of State.

ITEM 9.01   Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1          Press Release dated May 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC. (Registrant)
By:	/s/ Steve Stringer
Steve Stringer President and Chief Operating Officer

May 5, 2008